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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 2 to

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: June 29, 2001

GLENGARRY HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	000-26611 (Commission File Number)	N/A (IRS Employer Identification No.)

10 Queen Street, Hamilton, Bermuda (Address of Principal executive offices)		HM EX (Zip Code)

Registrant's telephone number, including area code: (441) 295-3511

        Items 7(a) and (b) of Registrant's Current Report on Form 8-K as filed with the Commission on July 16, September 12 and September 13, 2001, are hereby amended and restated in their entirety as follows:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a) and (b) Financial Statements and Pro Forma Financial Information

        The acquisition of Online Advisory is considered an acquisition of Glengarry Holdings Limited (the accounting subsidiary/legal parent) by Online Advisory (the accounting parent/legal subsidiary), for accounting purposes, and has been accounted for as a purchase of the net assets of Glengarry Holdings by Online Advisory in the consolidated financial statements. Accordingly, commencing with filings with the Commission for the period ended June 30, 2001, the consolidated financial statements are issued under the name of Glengarry Holdings, but are a continuation of the financial statements of the accounting acquirer, Online Advisory.

  (a) Financial Statements of Glengarry Holdings Limited (the accounting acquiree)

        Because the "acquired" company is deemed to be Glengarry Holdings Limited (the legal parent and previously reporting company), Registrant hereby incorporates by reference the following financial statements of the "acquired" company (Glengarry Holdings) for the following periods:

        1.    The financial statements for Glengarry Holdings Limited (formerly Endless Youth Products Inc.) for the years ended June 30, 1999 and 2000, as contained in Registrant's Annual Report on Form 10-KSB, as filed with the Commission on October 13, October 30, 2000 and January 11, 2001.

        2.    The financial statements for Glengarry Holdings Limited for the nine months ended March 31, 2001, as contained in Registrant's Quarterly Report on Form 10-Q, as filed with the Commission on May 14, 2001.

  (b) Pro Forma Financial Information

        Registrant hereby incorporates by reference the following financial statements of Glengarry Holdings Limited, which reflect the purchase of the net assets of Glengarry Holdings by Online Advisory in the consolidated financial statements:

        1.    The unaudited pro forma financial statements for Glengarry Holdings Limited for the year ended June 30, 2001, as contained in Registrant's Current Report on Form 8-K/A, as filed with the Commission on September 13, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENGARRY HOLDINGS LIMITED (Registrant)

Date: July 24, 2002	By:	/s/ Jacqueline Antin
Jacqueline Antin CFO

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SIGNATURES